Exhibit 99.2

CTO REALTY GROWTH, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On July 8, 2022, CTO Realty Growth, Inc. (the “Company” or “CTO”) completed the acquisition of a retail center located in Atlanta, Georgia (“Madison Yards” or the “Property”) from a certain project owner (the “Seller”) for a purchase price of $80.2 million. There is no material relationship between the Company or any director or officer of the Company, or any associate of any director or officer of the Company, and the Seller, other than with respect to the Company’s acquisition of Madison Yards. The acquisition was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions, and (c) proceeds from the Company’s revolving credit facility, and was structured as a reverse like-kind exchange in order to account for possible future dispositions of income properties by the Company.

The following unaudited pro forma consolidated balance sheet as of March 31, 2022, unaudited pro forma consolidated statement of operations for the three months ended March 31, 2022, and unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 (collectively, the “Unaudited Pro Forma Financials”) give effect to the acquisition of Madison Yards. The adjustments in the Unaudited Pro Forma Financials are referred to herein as the “Property Acquisition Transaction Accounting Adjustments.”

Transaction Accounting Adjustments

The Unaudited Pro Forma Financials present the effects of the acquisition of Madison Yards as though it had occurred on January 1, 2021, the beginning of the earliest applicable reporting period.

Unaudited Pro Forma Financials

The Unaudited Pro Forma Financials are based on the estimates and assumptions as of the date of this Current Report on Form 8-K set forth in the notes to the Unaudited Pro Forma Financials, which are preliminary and have been made solely for the purpose of developing such pro forma information. The Unaudited Pro Forma Financials are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition of the Property occurred on the date indicated, nor are they necessarily indicative of the Company’s future financial position or operating results. Assumptions underlying the adjustments to the Unaudited Pro Forma Financials are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Financials.

CTO REALTY GROWTH, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2022

(In thousands, except share and per share data)

7,858
	Historical	Property Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
ASSETS
Real Estate:
Land, at Cost	$205,241	$—		$205,241
Building and Improvements, at Cost	343,717	47,907	[A]	391,624
Other Furnishings and Equipment, at Cost	736	—		736
Construction in Process, at Cost	5,163	—		5,163
Total Real Estate, at Cost	554,857	47,907		602,764
Less, Accumulated Depreciation	(27,844)	—		(27,844)
Real Estate—Net	527,013	47,907		574,920
Land and Development Costs	694	—		694
Intangible Lease Assets—Net	81,925	13,836	[A]	95,761
Investment in Alpine Income Property Trust, Inc.	38,587	—		38,587
Mitigation Credits	3,702	—		3,702
Mitigation Credit Rights	21,018	—		21,018
Commercial Loan and Master Lease Investments	21,830	—		21,830
Cash and Cash Equivalents	9,450	(7,532)	[B]	1,918
Restricted Cash	26,385	(17,490)	[B]	8,895
Refundable Income Taxes	413	—		413
Deferred Income Taxes	75	—		75
Other Assets	23,127	19,767	[A]	42,894
Total Assets	$754,219	$56,488		$810,707
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,553	$—		$1,553
Accrued and Other Liabilities	13,913	563	[B]	14,476
Deferred Revenue	4,592	362	[B]	4,954
Intangible Lease Liabilities—Net	5,543	1,063	[A]	6,606
Long-Term Debt	298,079	54,500	[B]	352,579
Total Liabilities	323,680	56,488		380,168
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 3,000,000 shares issued and outstanding at March 31, 2022	30	—		30
Common Stock – 500,000,000 shares authorized; $0.01 par value, 6,011,611 shares issued and outstanding at March 31, 2022	60	—		60
Additional Paid-In Capital	81,092	—		81,092
Retained Earnings	339,828	—		339,828
Accumulated Other Comprehensive Income	9,529	—		9,529
Total Stockholders’ Equity	430,539	—		430,539
Total Liabilities and Stockholders’ Equity	$754,219	$56,488		$810,707

See accompanying notes to unaudited pro forma consolidated financial statements.

CTO REALTY GROWTH, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2022

(In thousands, except share and per share data)

598
	Historical	Property Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Income Properties	$15,168	$1,606	[A][B]	$16,774
Management Fee Income	936	—		936
Interest Income From Commercial Loan and Master Lease Investments	718	—		718
Real Estate Operations	388	—		388
Total Revenues	17,210	1,606		18,816
Direct Cost of Revenues
Income Properties	(4,016)	(316)	[A]	(4,332)
Real Estate Operations	(51)	—		(51)
Total Direct Cost of Revenues	(4,067)	(316)		(4,383)
General and Administrative Expenses	(3,043)	—		(3,043)
Depreciation and Amortization	(6,369)	(598)	[B]	(6,967)
Total Operating Expenses	(13,479)	(914)		(14,393)
Loss on Disposition of Assets	(245)	—		(245)
Other Gains and Income (Loss)	(245)	—		(245)
Total Operating Income	3,486	692		4,178
Investment and Other Income (Loss)	(1,894)	—		(1,894)
Interest Expense	(1,902)	(243)	[C]	(2,145)
Income (Loss) Before Income Tax Benefit	(310)	449		139
Income Tax Benefit	512	—		512
Net Income Attributable to the Company	202	449		651
Distributions to Preferred Stockholders	(1,195)	—		(1,195)
Net Income (Loss) Attributable to Common Stockholders	$(993)	$449		$(544)

Per Share Information:
Basic and Diluted Net Income (Loss) Attributable to Common Stockholders	$(0.17)	$0.08		$(0.09)

Weighted Average Number of Common Shares
Basic and Diluted	5,908,892	5,908,892		5,908,892

See accompanying notes to unaudited pro forma consolidated financial statements.

CTO REALTY GROWTH, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except share and per share data)

	Historical	Property Acquisition Transaction Accounting Adjustments	Notes	Pro Forma
Revenues
Income Properties	$50,679	$6,473	[A][B]	$57,152
Management Fee Income	3,305	—		3,305
Interest Income From Commercial Loan and Master Lease Investments	2,861	—		2,861
Real Estate Operations	13,427	—		13,427
Total Revenues	70,272	6,473		76,745
Direct Cost of Revenues
Income Properties	(13,815)	(1,326)	[A]	(15,141)
Real Estate Operations	(8,615)	—		(8,615)
Total Direct Cost of Revenues	(22,430)	(1,326)		(23,756)
General and Administrative Expenses	(11,202)	—		(11,202)
Impairment Charges	(17,599)	—		(17,599)
Depreciation and Amortization	(20,581)	(2,394)	[B]	(22,975)
Total Operating Expenses	(71,812)	(3,720)		(75,532)
Gain on Disposition of Assets	28,316	—		28,316
Loss on Extinguishment of Debt	(3,431)	—		(3,431)
Other Gains and Income	24,885	—		24,885
Total Operating Income	23,345	2,753		26,098
Investment and Other Income	12,445	—		12,445
Interest Expense	(8,929)	(792)	[C]	(9,721)
Income Before Income Tax Benefit	26,861	1,961		28,822
Income Tax Benefit	3,079	—		3,079
Net Income Attributable to the Company	29,940	1,961		31,901
Distributions to Preferred Stockholders	(2,325)	—		(2,325)
Net Income Attributable to Common Stockholders	$27,615	1,961		29,576

Per Share Information:
Basic and Diluted Net Income Attributable to Common Stockholders	$4.69	$0.33		$5.02

Weighted Average Number of Common Shares
Basic and Diluted	5,892,270	5,892,270		5,892,270

See accompanying notes to unaudited pro forma consolidated financial statements.

CTO REALTY GROWTH, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma consolidated balance sheet as of March 31, 2022, unaudited pro forma consolidated statement of operations for the three months ended March 31, 2022, and unaudited pro forma consolidated statement of operations for the year ended December 31, 2021 present the effects of the acquisition of the Property as though it had occurred on January 1, 2021, the beginning of the earliest applicable reporting period.

The acquisition of Madison Yards was funded using (a) available cash, (b) 1031 like-kind exchange proceeds generated from certain of the Company’s previously completed property dispositions, and (c) proceeds from the Company’s revolving credit facility. The acquisition was structured as a reverse like-kind exchange in order to account for possible future dispositions of income properties by the Company.

Unaudited Pro Forma Financials. The Unaudited Pro Forma Financials are based on the estimates and assumptions as of the date of this Current Report on Form 8-K set forth in the notes to the Unaudited Pro Forma Financials, which are preliminary and have been made solely for the purpose of developing such pro forma information. The Unaudited Pro Forma Financials are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition of the Property occurred on the date indicated, nor are they necessarily indicative of the Company’s future financial position or operating results. Assumptions underlying the adjustments to the Unaudited Pro Forma Financials are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Financials.

NOTE 2. PRO FORMA ADJUSTMENTS

Pro Forma Consolidated Balance Sheet as of March 31, 2022

[A] Represents the fair value of the real estate acquired subsequent to March 31, 2022 which are allocated to the acquired tangible assets, consisting of building and improvements, as well as the right-of-use asset related to the land underlying the buildings, and identified intangible lease assets and liabilities, consisting of the value of above-market and below-market leases, the value of in-place leases, and the value of leasing costs. The fair value allocation was provided by a third-party valuation company.

The following represents the allocation of total acquisition costs for Madison Yards (in thousands):

Allocation of Purchase Price:
Building and Improvements, at Cost	$47,907
Intangible Lease Assets	13,836
Other Assets - Right-of-Use Asset	19,767
Intangible Lease Liabilities	(1,063)
Total Acquisition Cost - Purchase Price Plus Acquisition Costs	$80,447

[B] Represents the sources and uses of funds related to the Madison Yards acquisition, which occurred subsequent to March 31, 2022, and consisted of the use of available cash of $7.5 million, $17.5 million of like-kind exchange proceeds from certain of the Company’s previously completed property dispositions, and a draw on the Company’s unsecured revolving credit facility of $54.5 million for total sources of $79.5 million. The Madison Yards acquisition is summarized as follows: purchase price of $80.2 million plus closing costs of $0.3 million, for a total acquisition cost of $80.5 million, as allocated pursuant to Note [A] above, less $1.0 million of credits received at closing which are reflected as an increase in Accrued and Other Liabilities and Deferred Revenue of $0.6 million and $0.4 million, respectively, for total uses of $79.5 million.

Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2022

[A] Represents adjustments to income property revenues totaling $1.6 million in the aggregate, based on the calculation of rent on a straight-line basis utilizing the existing lease terms, and related direct costs of income property revenues totaling $0.3 million in the aggregate for the three months ended March 31, 2022. The Company recognizes rental revenue from operating leases on a straight-line basis over the life of the related leases. The pro forma adjustments reflect the estimated incremental straight-line rental income to be recognized over the remaining life of the leases in Madison Yards as of the acquisition date as though it had occurred on January 1, 2021, as compared to the straight-line rental income that had been recorded in the Historical Summary of Revenues and Direct Costs of Revenues of Madison Yards for the relevant periods.

[B] Represents depreciation and amortization of real estate acquired related to Madison Yards which totaled $0.6 million in the aggregate for the three months ended March 31, 2022 based on the estimated remaining economic useful life for tangible assets and the weighted average remaining lease term for the related intangible assets and intangible liabilities. Capitalized above-and below-market lease values are amortized as a decrease or increase, respectively, to income property revenues which totaled less than $0.1 million for the three months ended March 31, 2022 and is included in the $1.6 million increase in income property revenues referred to in Note [A] above.

[C] Represents the incremental additional interest expense of $0.2 million related to the $54.5 million draw on the Company’s unsecured revolving credit facility used to fund the Madison Yards acquisition that occurred subsequent to March 31, 2022.

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2021

[A] Represents adjustments to income property revenues totaling $6.5 million in the aggregate, based on the calculation of rent on a straight-line basis utilizing the existing lease terms, and related direct costs of income property revenues totaling $1.3 million in the aggregate for the year ended December 31, 2021. The Company recognizes rental revenue from operating leases on a straight-line basis over the life of the related leases. The pro forma adjustments reflect the estimated incremental straight-line rental income to be recognized over the remaining life of the leases in Madison Yards as of the acquisition date as though it had occurred on January 1, 2021, as compared to the straight-line rental income that had been recorded in the Historical Summary of Revenues and Direct Costs of Revenues of Madison Yards for the relevant periods.

[B] Represents depreciation and amortization of real estate acquired related to Madison Yards which totaled $2.4 million for the year ended December 31, 2021 based on the estimated remaining economic useful life for tangible assets and the weighted average remaining lease term for the related intangible assets and intangible liabilities. Capitalized above-and below-market lease values are amortized as a decrease or increase, respectively, to income property revenues which totaled less than $0.1 million for the year ended December 31, 2021 and is included in the $6.5 million increase in income property revenues referred to in Note [A] above.

[C] Represents the incremental additional interest expense of $0.8 million related to the $54.5 million draw on the  Company’s unsecured revolving credit facility used to fund the Madison Yards acquisition that occurred subsequent to March 31, 2022.